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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]        Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]        Definitive Proxy Statement
[X]        Definitive Additional Materials
[_]        Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                              ASHLAND COAL, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[_]        No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)       Proposed maximum aggregate value of transaction

           (5)       Total fee paid:   $__________

[X]        Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)       Amount Previously Paid:
           (2)       Form, Schedule or Registration Statement No.:__________
           (3)       Filing Party:__________________________________________
           (4)       Date Filed:____________________________________________
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                              ASHLAND COAL, INC.
                                 P.O. Box 6300
                     Huntington, West Virginia 25771-6300


                                 June 17, 1997



To Participants in the Ashland Coal, Inc. Employee Thrift Plan (the "Ashland Coal Plan") and the Coal-Mac Savings and Retirement Plan (the "Coal-Mac Plan"):


     You have previously received a card to use to instruct your plan's trustee how to vote the shares of Ashland Coal common stock held by you in your plan. Unfortunately, participants in the Ashland Coal Plan received cards intended for participants in the Coal-Mac Plan, and participants in the Coal-Mac Plan received cards intended for participants in the Ashland Coal Plan.


     Enclosed is a new card for you to give instructions to the plan trustee to vote the shares of Ashland Coal Common Stock held by you in your plan. If you have already signed and returned the card previously sent to you, the instructions given by you will be honored as to the shares held by you in your plan. If you desire to change your instructions, please use the enclosed card and return envelope to do so. If you have not voted, you are urged to do so.

     If you have any questions, please call the Human Resources Department at
(304) 526-3546.



                                         Sincerely,

                                         /s/ Roy F. Layman

                                         Roy F. Layman
                                         Administrative Vice President
                                         and Secretary